                                                                      EXHIBIT 21



                             CYTEC INDUSTRIES INC.

                              SUBSIDIARY  LISTING



THE FOLLOWING IS A LISTING OF THE NAMES OF THE SUBSIDIARIES OF CYTEC INDUSTRIES INC. AT DECEMBER 31, 1997. SUBSIDIARIES ARE 100% OWNED, UNLESS OTHERWISE DESIGNATED.


                                 Subsidiaries
                                 ------------


                          STATE OR COUNTRY
N A M E :                  OF ORGANIZATION
---------                -----------------
AVIATRIX CORPORATION          DELAWARE

BCC CYTEC (BELGIUM)           DELAWARE
HOLDING CO.

CONAP, INC.                   DELAWARE

CYQUIM DE COLOMBIA            DELAWARE
S.A.

CYTEC ACRYLIC FIBERS INC.     DELAWARE

CYTEC AEROSPACE FAR           DELAWARE
EAST CORP.

CYTEC AMMONIA INC.            DELAWARE

CYTEC AUSTRALIA LIMITED       DELAWARE

CYTEC AUSTRALIA HOLDINGS      AUSTRALIA
PTY. LIMITED

CYTEC BREWSTER PHOSPHATES     DELAWARE
INC.

CYTEC CANADA INC.             ONTARIO

CYTEC COORDINATION CENTER     BELGIUM
N.V.

CYTEC DE ARGENTINA            DELAWARE
S.A.

CYTEC DE CHILE S.A.           DELAWARE

CYTEC DE MEXICO S.A.          MEXICO
 DE C.V.


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                            SUBSIDIARIES     PAGE 2
                            ---------------  ------

CYTEC DE PUERTO RICO, INC.      PUERTO RICO

CYTEC DO BRASIL LTD.            DELAWARE

CYTEC DO BRASIL LTDA.           BRAZIL

CYTEC FIBERITE INC.             DELAWARE

CYTEC FIBERITE EUROPE GMBH      GERMANY

CYTEC FIBERITE LIMITED          ENGLAND

CYTEC GLOBAL HOLDINGS INC.      DELAWARE

CYTEC HONG KONG LIMITED         HONG KONG

CYTEC INDUSTRIES B.V.           NETHERLANDS

CYTEC INDUSTRIES EUROPE C.V.    NETHERLANDS

CYTEC INDUSTRIES FRANCE         FRANCE
S.A.R.L.

CYTEC INDUSTRIES ITALIA         ITALY
S.R.L.

CYTEC MANUFACTURING B.V.        NETHERLANDS

CYTEC INDUSTRIES PTE. LTD.      SINGAPORE

CYTEC INDUSTRIES                ENGLAND
UK LIMITED

CYTEC INTERNATIONAL             BARBADOS
SALES CORP.

CYTEC INTERNATIONAL             JAMAICA
SALES CORPORATION LIMITED

CYTEC JAPAN LIMITED             DELAWARE

CYTEC KOREA INC.                DELAWARE

CYTEC MELAMINE INC.             NEW JERSEY

CYTEC METHANOL INC.             DELAWARE


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

                                 SUBSIDIARIES                             PAGE 3
                                 ---------------                          ------

CYTEC MOLDING COMPOUNDS         DELAWARE
INC.

CYTEC OVERSEAS CORP.            DELAWARE

CYTEC PLASTICS INC.             DELAWARE

CYTEC REALTY CORP.              DELAWARE

CYTEC TAIWAN CORP.              DELAWARE

CYTEC TECHNOLOGY CORP.          DELAWARE

CYTEC UK HOLDINGS               ENGLAND
LIMITED

D AIRCRAFT PRODUCTS, INC.       CALIFORNIA

FIBERITE FRANCE, S.A.R.L.       FRANCE

HOLLAND LP I CO.                DELAWARE

MIVIDA CORPORATION              DELAWARE

NETHERLANDS (CYTEC) GP INC.     DELAWARE

PINEY RIVER RECOVERY            DELAWARE
CORP.

QUIMICOS CYQUIM, C.A.           VENEZUELA

ROTTERDAM LP II CO.             DELAWARE


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